FISCAL 2025 Q2 SNAPSHOT

Total Revenue	Adjusted EBITDA	Avocado Volume Sold	Average Selling Price
$380.3M	$19.1M	166.4M LBS	$2.00 /LB
+28% YoY	-5% YoY	-1% YoY	+26% YoY

Quarter Highlights

- Record Q2 revenue driven by robust avocado pricing due to Mexican supply constraints – Commercial teams leveraged global sourcing network to satisfy customer commitments while navigating typical seasonal challenges
- Diversification strategy delivered results across all segments – Mango business achieved record volumes and gained significant market share, while Blueberries posted 57% revenue growth and International Farming adjusted EBITDA turned positive on improved utilization and efficiencies
- Well-positioned for strong second half cash generation – Increased Peruvian supply coming online to meet continued strong demand

Avocado Global Availability


JAN
FEB
MAR
APR
MAY
JUN
JUL
AUG
SEP
OCT
NOV
DEC
MEXICO
CALIFORNIA
PERU
COLOMBIA
CHILE
SOUTH AFRICA
GUATEMALA
KENYA, MOROCCO, ISRAEL, TANZANIA, NEW ZEALAND, BRAZIL, DOMINICAN REPUBLIC ECUADOR, SPAIN
Vertically Integrated growing locations

Mission Produce: A Global Leader in Avocados

About Mission Produce, Inc.

Mission Produce (Nasdaq: AVO) is a global leader in the worldwide fresh produce business, delivering fresh Hass avocados and mangos to retail, wholesale and foodservice customers in over 25 countries. Since 1983, Mission Produce has been sourcing, producing and distributing fresh Hass avocados, and today also markets mangos and grows blueberries as part of its diversified portfolio. The Company is vertically integrated and owns five state-of-the-art packing facilities across the U.S., Mexico, Peru, and Guatemala. With sourcing capabilities across 20+ premium growing regions, the company provides a year-round supply of premium fresh fruit. Mission's global distribution network includes strategically positioned forward distribution centers across key markets throughout North America, China, Europe, and the UK, offering value-added services such as ripening, bagging, custom packing and logistical management. For more information, please visit www.missionproduce.com.

Non-GAAP Financial Measure

This document contains the non-GAAP financial measure "Adjusted EBITDA." Management believes this measure provides useful information for analyzing the underlying business results. This measure is not in accordance with, nor is it a substitute for or superior to, the comparable financial measure by generally accepted accounting principles ("GAAP"). Adjusted EBITDA refers to net income (loss), before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, other income (expense), and income (loss) from equity method investees, further adjusted by asset impairment and disposals, farming costs for nonproductive orchards (which represents land lease costs), recognition of deferred ERP costs, transaction costs, and any special, non-recurring, or one-time items such as remeasurements or impairments, and any portion of these items attributable to the noncontrolling interest. Effective for the fourth quarter of 2024, the Company made a change in presentation of its reconciliation of segment adjusted EBITDA to its comparable GAAP financial measure to include a subtotal of the non-GAAP adjustments before the effect of the noncontrolling interest adjustment called "adjusted EBITDA before adjustment for noncontrolling interest." The presentation change has no impact to total adjusted EBITDA. The Company believes the addition of the subtotal within the reconciliation is useful because it better aligns with management's sequence of review of the information in the reconciliation.

Reconciliation of Non-GAAP Financial Measure

	Three Months Ended April 30,		Six Months Ended April 30,	
(In millions)	2025	2024	2025	2024
Net income	$ 3.0	$ 7.0	$ 9.2	$ 9.0
Interest expense	2.5	3.4	4.7	6.7
Provision for income taxes	1.7	3.4	4.9	5.5
Depreciation and amortization	7.0	5.7	15.7	18.6
Equity method income	(0.9)	(0.5)	(1.7)	(0.9)
Stock-based compensation	1.9	1.6	3.9	3.0
Losses on asset impairment and disposals	1.7	0.2	1.8	0.4
Farming costs for nonproductive orchards	0.3	0.3	0.8	0.8
Recognition of deferred ERP costs	0.5	0.6	1.1	1.1
Severance	—	—	—	1.3
Legal settlement	—	—	—	0.2
Transaction costs	0.1	—	0.2	—
Canada site closures	0.2	—	0.7	—
Tariffs	1.1	—	1.1	—
Other expense (income), net	0.6	(1.0)	(0.9)	—
Adjusted EBITDA before adjustment for noncontrolling interest	19.7	20.7	41.5	45.7
Noncontrolling interest	(0.6)	(0.5)	(4.7)	(6.3)
Total adjusted EBITDA	$ 19.1	$ 20.2	$ 36.8	$ 39.4

Forward-Looking Statements

Statements in this presentation that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this presentation address a variety of subjects, including statements about our short-term and long-term assumptions, goals and targets. Many of these assumptions relate to matters that are beyond our control and changing rapidly. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including: reliance on primarily one main product, limitations regarding the supply of fruit, either through purchasing or growing; fluctuations in the market price of fruit; increasing competition; risks associated with doing business internationally, including Mexican and Peruvian economic, political and/or societal conditions; inflationary pressures; establishment of sales channels and geographic markets; loss of one or more of our largest customers; general economic conditions or downturns; supply chain failures or disruptions; disruption to the supply of reliable and cost-effective transportation; failure to recruit or retain employees, poor employee relations, and/or ineffective organizational structure; inherent farming risks, including climate change; seasonality in operating results; failures associated with information technology infrastructure, system security and cyber risks; new and changing privacy laws and our compliance with such laws; food safety events and recalls; failure to comply with laws and regulations; changes to trade policy and/or export/import laws and regulations; risks from business acquisitions, if any; lack of or failure of infrastructure; material litigation or governmental inquiries/actions; failure to maintain or protect our brand; changes in tax rates or international tax legislation; risks associated with global conflicts; inability to accurately forecast future performance; the viability of an active, liquid, and orderly market for our common stock; volatility in the trading price of our common stock; concentration of control in our executive officers, and directors over matters submitted to stockholders for approval; limited sources of capital appreciation; significant costs associated with being a public company and the allocation of significant management resources thereto; reliance on analyst reports; failure to maintain proper and effective internal control over financial reporting; restrictions on takeover attempts in our charter documents and under Delaware law; the selection of Delaware as the exclusive forum for substantially all disputes between us and our stockholders; risks related to restrictive covenants under our credit facility, which could affect our flexibility to fund ongoing operations, uses of capital and strategic initiatives, and, if we are unable to maintain compliance with such covenants, lead to significant challenges in meeting our liquidity requirements and acceleration of our debt; and other risks and factors discussed from time to time in our Annual and Quarterly Reports on Forms 10-K and 10-Q and in our other filings with the Securities and Exchange Commission. You can obtain copies of our SEC filings on the SEC's website at www.sec.gov. The forward-looking statements contained in this presentation are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.